                                                              EXHIBIT 4.7(a)(iv)


                    FINANCIAL HARDSHIP ELIGIBILITY CHECKLIST



TUITION

On August 8, 1988, IRS regulations were issued placing severe restrictions on Financial Hardship Withdrawal of 401(k) (Before-tax contributions) funds. These funds may only be accessed if it is shown all other assets and loans available to an individual are first exhausted. The following checklist will aid you in determining whether or not you are eligible to apply for a Financial Hardship Withdrawal.


INSTRUCTIONS:

Answer the following questions to determine if you may apply for a Financial Hardship Withdrawal.

Yes  No
         1. Are you eligible for a loan or "regular" withdrawal through TIP
            that satisfies the Financial Hardship request?   Amount $__________.
               See page two of your most recent TIP statement.


         2. Will you receive any reimbursement or compensation from insurance? Amount $__________. Note: If payment is required to obtain medical treatment, you may also be able to receive a withdrawal.


         3. Can the Financial Hardship be satisfied by liquidating assets
            of you, and/or your spouse and children?   Amount $__________.


         4. Are you able to obtain a loan from commercial sources? Amount $__________.


         5. Can the Financial Hardship be satisfied by ceasing contributions
            to TIP?   Amount $___________.

If you answered "yes" to any of the questions, you are ineligible for a Financial Hardship unless the full amount of the Financial Hardship cannot be satisfied by exhausting the funds available through numbers 1-5 above. If these measures are pursued completely and the Financial Hardship is still not satisfied, you will need to complete a TIP Financial Hardship Application and Personal Financial Statement, in addition to supplying accompanying documentation. Questions may be directed to Denise Freedman, ext. 4416, or Debra Rock, ext. 7613.



                                    _______________________________________
                                    Name (Signature)

                                    _______________________________________
                                    Date

                             THRIFT-INCENTIVE PLAN
                            LOAN DENIAL VERIFICATION



Please
Print    NAME __________________________________________________________________
              LAST                        FIRST                      INITIAL


         _________________________      _________________      _________________
         SOCIAL SECURITY #              LOCATION               EXTENSION


Under IRS Financial Hardship Withdrawal guidelines, it must be demonstrated that a hardship situation cannot be satisfied through depletion of assets and other sources, including borrowing from a commercial source. In order to consider a request for Financial Hardship, proof of a loan denial from a lending institution must be provided. Please check one of the boxes below


         I have enclosed a Statement of Credit Denial for $_____________ from _________________________________. (A bank, credit union, finance company, or other financial institution.)


         I have secured a loan of $______________ to partially meet this Financial Hardship but was unable to borrow the full amount. (You must include a copy of the loan note.)


         I have not applied for a commercial loan.

         ______ 1. I will apply for a loan of $____________ with a commercial lender other than The Northern Trust.

         ______ 2. I authorize the Benefits Division to forward my completed Personal Financial Statement to the Employee Loan Division of The Northern Trust and obtain any credit reports necessary to determine if I am eligible to apply for a loan of $_____________. I realize I must complete additional loan forms for a Northern loan to be initiated. To expedite this request, I authorize Employee Loans to forward any Statement of Credit Denial Directly to the TIP Administrator, M-8.


I understand that failure to provide a statement of Credit Denial will be reason for denial of TIP Financial Hardship funds.



____________________________________        ____________________________________
SIGNATURE                                   DATE

Co. #: _______________     PRINT NAME:  ______________________________________

                           SOC. SEC. #:  _____________________________________



UNREIMBURSED POST-SECONDARY EDUCATION TUITION As defined by:

   - Tuition expenses for you, your spouse, and/or children for current year post-secondary tuition. (college, university, or vocational school)


1) REQUIRED DOCUMENTATION:

   - Proof from the educational institution that the student has been accepted for admission or is currently enrolled. (i.e., student I.D. card, letter of admission, cancelled tuition checks or receipts).

   - Verification of tuition expenses. This can be in the form of a list of the courses to be taken and a page from the current school year catalog or manual which itemizes expenses, or a written confirmation of itemized expenses from the school (along with any cancelled checks/receipts).


2) REQUIREMENT TO EXHAUST ALL OTHER FINANCIAL SOURCES BEFORE WITHDRAWING FINANCIAL HARDSHIP MONEY FROM THE TIP PLAN:

Under IRS regulations you may only apply for a "financial hardship withdrawal" after you have completely exhausted all resources listed below.

         I DO have TIP loan balances available to me and plan to borrow $__________ this quarter to partially meet my financial hardship. (Attached is my completed TIP loan application.)

         I DO NOT have TIP loan balances available to meet this financial hardship. (Attached is page 2 of my previous quarter's TIP statement.)


3) REIMBURSEMENT FROM INSURANCE, LITIGATION, OR OTHER SOURCES:

          I WILL be reimbursed from insurance, litigation, or other sources in the amount of $___________.

          I WILL NOT be reimbursed from insurance, litigation, or other sources.


4) AMOUNT OF HARDSHIP WITHDRAWAL:

          I DO NOT want the entire amount available to me; I only want $____________.

          I DO WANT 100% of the amount available to me. Approximate amount available is $_____________.

          Please increase my financial hardship need to cover possible government imposed taxes and penalties on pre-tax dollars by ______% (10%, 20%, 30%).

                               TAX CONSIDERATIONS


NAME: _______________________________  SOC. SEC. #: ____________________________


The taxable portion of your withdrawal is subject to an automatic 20% Federal income tax withholding on any amount that is not directly rolled over to an IRA or another Employer's Plan. The non-taxable part of your withdrawal is not subject to tax withholding and cannot be transferred to an IRA or Employer's Plan. If you do not make a tax election, the 20% withholding will automatically apply. Please see the (Special Tax Notice, In-Service Withdrawals) attached to this form for a more detailed explanation.

NOTE: To qualify for a Swing Loan from Employee Banking, the distribution must be payable to you and tax withholding will apply.

          Distribute my entire taxable withdrawal amount in a check payable to me. I understand that 20% of the taxable portion of the distribution will be withheld in Federal taxes.

          Rollover 100% of my taxable distribution to the IRA account/Employer Plan below. I will withdraw the fund from this account/plan to meet the financial hardship need indicated in this application.

          Rollover $____________ of my taxable distribution and make the balance payable to me. I understand that I must withdraw the funds from the account/plan to meet the financial hardship need indicated in this application and that 20% of the taxable balance paid to me will be withheld in taxes.

Direct Rollover My Funds to:
- ---------------------------

Financial Institution/Employer Plan: ___________________________________________

Address: _______________________________________________________________________

Account Number: ________________________________________________

Your check will be made payable to this IRA account/Employer Plan and mailed to you for deposit.


                        STATEMENT OF TRUTH AND ACCURACY

I have made every attempt to provide complete and accurate information on this application. I understand that any intentional misrepresentation of facts or circumstances relating to this Financial Hardship Withdrawal Application or the intentional withholding of relevant information is a major violation of Bank policy and will result in disciplinary action and could lead to termination of employment.


_________________________________      ________________________________________
PRINT NAME                             SIGN NAME

                                       ________________________________________
                                       DATE

                          PERSONAL FINANCIAL STATEMENT
                           THE NORTHERN TRUST COMPANY
                  50 SOUTH LASALLE STREET, CHICAGO, IL  60675
                                 (312) 630-6000

                                             Date_______________________________

APPLICANT

Name_____________________  Soc. Sec. #________________  Date of Birth___________

Residence: Street______________ City___________ State___ Zip_____ Years There___

Position or Occupation__________________________________________________________

Employer________________________________________________________ Years There____

Street_________________________ City____________________  State_____  Zip_______

Telephone: Business (area code)______________ Residence (area code)_____________

Date of Will_________________ Executor___________________ No. of Dependents_____


CO-APPLICANT

Name______________________ Soc. Sec. #__________________ Date of Birth__________

Residence: Street______________ City__________ State___ Zip______ Years There___

Position or Occupation__________________________________________________________

Employer_______________________________________________________ Years There_____

Street___________________________ City____________________ State____ Zip________

Telephone: Business (area code)______________ Residence (area code)_____________

Date of Will_______________ Executor______________________ No. of Dependents____

 (Do not complete if this is an application for individual unsecured credit.)

MARITAL  APPLICANT     Married  Separate   Unmarried (Including Single, Divorced
STATUS                                                  or Widowed)
         CO-APPLICANT  Married  Separated  Unmarried (Including Single, Divorced
                                                        or Widowed)

To: The Northern Trust Company

For the purpose of procuring and maintaining credit with you, (I)(we) submit this Personal Financial Statement as a true and complete statement of (my)
(our) personal financial condition, and details relating thereto as of the _________ day of __________________________, 19 _____

(I)(We) agree, if any material change occurs, to immediately notify you, and unless you are so notified, you may continue to rely upon this statement. You are authorized to share any information in this application with any other institution which is your parent, subsidiary or affiliate. (I)(We) authorize you to make whatever credit inquiries you may deem necessary in connection with this credit application.


Date _____________________   Applicant _________________________________________

                             Co-Applicant ______________________________________

                     CHECKING AND SAVINGS ACCOUNT BALANCES


SCHEDULE A:   CASH AND SHORT TERM INVESTMENTS

                                                               Other
                                                            Short-Term
Names of Institutions  Savings Accounts  Checking Accounts  Investments   Total
                       $                 $                  $            $

Please enter total                                                       $______

SCHEDULE E:  REAL ESTATE OWNED - PERSONAL USE

Description of Property   Title in      Date             Amt.   Mortgage  Market
   Mortgage Holder         Name of   Purchased   Cost    Owed   Maturity  Value
                                                 $     $        $         $

Please enter totals                                    $______            $_____

                                INCOME STATEMENT

                                  PREVIOUS YEAR          EXPECTED CURRENT YEAR
ANNUAL INCOME                APPLICANT   CO-APPLICANT   APPLICANT  CO-APPLICANT
Salary                       $           $              $            $
Bonus and Commissions
Interest
Dividends (i.e. ESOP
 dividends)
Real Estate
Trust Income
Pension/Annuity Income
Other Income*
*Alimony, Separate
 Maintenance, Child Support
    May, But Need Not Be,
     Included
        Totals               $           $              $           $

                                  PREVIOUS YEAR          EXPECTED CURRENT YEAR
FIXED AND VARIABLE EXPENSES  APPLICANT   CO-APPLICANT   APPLICANT  CO-APPLICANT
Home Mortgage Expense        $           $              $          $
  (Principal and Interest)
Loan Payments (Excluding
 Home Mortgage
   i.e. School or Car)
Property Taxes
Income Taxes (Federal,
 State, Local)
Other Taxes
Insurance Expenses i.e.
 auto, home, apartment
Alimony, Child
 Support/Maintenance
General Living Expenses
 i.e. rent, food, phone,
 elec
Other Expenses i.e.
 daycare, transportation

        Totals               $           $              $          $

 Is any income listed in this section likely to be reduced before the credit requested is repaid?
                  Yes                  No         If yes, give details:

                               SPECIAL TAX NOTICE
                        IN-SERVICE WITHDRAWALS FROM TIP


This notice contains important information you will need before you decide how to receive your payment from the Thrift Incentive Plan. (TIP)

                                    SUMMARY

A payment from TIP that is eligible for "rollover" can be taken in two ways. You can have all or any portion of your payment either
     1) PAID IN A "DIRECT ROLLOVER"
     2) PAID TO YOU

A rollover is a payment of your TIP benefits to your individual retirement arrangement (IRA) or to another employer's plan. This choice will affect the tax you owe.

  If you choose a DIRECT ROLLOVER:

     Your payment will not be taxed in the current year and no income tax will be withheld.
     Your payment will be made directly to your IRA or other employer's plan. Your payment will be taxed later when you take it out of the IRA or other employer's plan.

  If you choose to have your TIP Benefits PAID TO YOU:

     You will receive only 80% of the payment, because The Northern Trust is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

     Your payment will be taxed in the current year unless you roll it over.
     You may be able to use special tax rules that could reduce the tax you owe. (see pg. 4) However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10% tax.

     You can roll over the payment to your IRA or another employer's plan within 60 days of receiving the payment. The amount rolled over will not be taxed until you take it out of the IRA or employer's plan.

     If you want to roll over 100% of the payment to an IRA or another employer's plan, you must find other money to replace the 20% that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

     NOTE:
     Although taxable funds that come out of TIP as an in-service withdrawal-are eligible for rollover, the funds will not be accepted for rollover back into TIP.


                                MORE INFORMATION

                                                                         Page
  I.      PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER                      1
  II.     DIRECT ROLLOVER                                                  2
  III.    PAYMENT PAID TO YOU                                              2
  IV.     SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES     3

                  PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

Payments from TIP may be "eligible rollover distributions." This means that they can be rolled over to an IRA or another employer's plan. In general, any payment from TIP (including an in-service withdrawal) is considered an eligible rollover distribution, EXCEPT for the following types of payments which CANNOT be rolled over:

NON-TAXABLE PAYMENTS
   In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to TIP, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over.

REQUIRED MINIMUM PAYMENTS
   Beginning in the year you reach age 70 1/2, you are required to take an annual distribution from TIP. These required minimum distributions cannot be rolled over.


                                DIRECT ROLLOVER

You can choose a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is made payable directly from TIP to an IRA or another employer's plan. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA or employer's plan.


DIRECT ROLLOVER TO AN IRA
   You can open an IRA to receive the direct rollover. (The term "IRA" as used in this notice includes individual retirement accounts and individual retirement annuities.) If you choose to have your payment made directly to an IRA, contact an IRA sponsor (usually a financial institution) to obtain an account number. Supply the name of the institution and the account number on your withdrawal form. The check will then be made payable to the IRA and sent to you for delivery to the IRA institution.

DIRECT ROLLOVER TO ANOTHER EMPLOYER'S PLAN
   If you are employed by a new employer that has a plan, and you want a direct rollover to that plan, ask the administrator of that plan whether it will accept your rollover. If the plan will accept your rollover, supply the name of the plan and the company name on your distribution or withdrawal form. An employer plan is not legally required to accept a rollover. If your new employer's plan does not accept a rollover, you can choose a direct rollover to an IRA.

   PLEASE NOTE:
      Although taxable funds that come out of TIP as an in-service withdrawal are eligible for rollover, the funds will not be accepted for rollover back into TIP.


                          PAYMENT MADE PAYABLE TO YOU

If you have the payment made to you, it is subject to 20% income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA or another plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

MANDATORY TAX WITHHOLDING
   If any portion of the payment to you is an eligible rollover distribution, TIP is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if your eligible rollover distribution is $10,000, only $8,000 will be paid to you because
   TIP must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you will report the full $10,000 as a payment from TIP. You will report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.

SIXTY-DAY ROLLOVER OPTION
   If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA or another employer's plan. If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA or employer's plan.

   You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or employer's plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

   EXAMPLE:
      Your eligible rollover distribution is $ 10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to an IRA or employer's plan. To do this, you roll over the $8,000 you received from TIP, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the IRA or employer's plan. If you roll over the entire $10,000, when you file your income tax return, you may get a refund of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2
If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not apply to your in-service withdrawal if it is (see IRS Form 5329 for more information on the additional 10%):

      Used to pay certain medical expenses
      Paid to you under a Qualified Domestic Relations Order

SPECIAL TAX TREATMENT
If your eligible rollover distribution is not rolled over, it will be taxed in the year you receive it. However, if it qualifies as a "lump sum distribution", it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of your entire balance under TIP, ESOP and the Pension Plan that is payable to you because you have reached age 59 1/2 or separated from service with your employer. For a payment to qualify as a lump sum distribution, you must have been a participant in the plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

FIVE-YEAR AVERAGING
If you receive a lump sum distribution after you are age 59 1/2, you may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." Five-year averaging often reduces the tax you owe because it treats the payment as if it were paid over 5 years.

TEN-YEAR AVERAGING IF YOU WERE BORN BEFORE JANUARY 1, 1936
If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the tax you owe.

CAPITAL GAINS TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936
In addition, if you receive a lump sum distribution and you were born before January 1, 1936, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the retirement plans (if any) taxed as long-term capital gain at a rate of 20%.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions you receive in that same year. If you have previously rolled over a payment from the Plan, you cannot use this special tax treatment for later payments from TIP. If you roll over your payment to an IRA, you will not be able to use this special tax treatment for later payments from the IRA. Also, if you roll over only a portion of your payment to an IRA, this special tax treatment is not available for the rest of the payment. Additional restrictions are described in IRS Form 4972, which has more information on lump sum distributions and how you elect the special tax treatment.

             PAYMENTS UNDER A "QUALIFIED DOMESTIC RELATIONS ORDER"

In general the rules summarized above that apply to payments to employees also apply to payments to alternate payees under a "Qualified Domestic Relations Order" (QDOR) in connections with a divorce or legal separation.

If you are an alternate payee, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. Your payment is not subject to the additional 10% tax described above, even if you are younger than age 59 1/2 and you may be able to use the special tax treatment for lump sum distributions and distributions in employer stock also described above.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax advisor before you take payment of your benefits from TIP. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, PENSION AND ANNUITY INCOME, and IRS Publication 590, INDIVIDUAL RETIREMENT ARRANGEMENTS. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.